Amkor Technology Announces Proposed Convertible Senior Notes Offering

TEMPE, Ariz—April 30, 2026—Amkor Technology, Inc. (Nasdaq: AMKR) today announced its intention to offer, subject to market and other conditions, $1,000,000,000 aggregate principal amount of convertible senior notes due 2031 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be fully and unconditionally guaranteed, on a senior, unsecured basis, by each subsidiary of Amkor that currently or in the future guarantees its 5.875% senior notes due 2033 (the “guarantors”). Amkor also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $150,000,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Amkor, will accrue interest payable semi-annually in arrears and will mature on July 15, 2031, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods. Amkor will settle conversions in cash and, if applicable, shares of its common stock.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Amkor’s option at any time, and from time to time, on or after May 15, 2029 and on or before the 20th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Amkor’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If certain corporate events that constitute a “fundamental change” occur, then, subject to a limited exception, noteholders may require Amkor to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The interest rate, initial conversion rate and other terms of the notes will be determined at the pricing of the offering.

Amkor intends to use a portion of the net proceeds from the offering to fund the cost of entering into the capped call transactions described below. Amkor intends to use the remainder of the net proceeds from the offering for general corporate purposes, including capital expenditures. If the initial purchasers exercise their option to purchase additional notes, then Amkor intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below.

In connection with the pricing of the notes, Amkor expects to enter into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions are expected to cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Amkor’s common stock that will initially underlie the notes. If the initial purchasers exercise their option to purchase additional notes, then Amkor expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions are expected generally to reduce the potential dilution to Amkor’s common stock upon any conversion of the notes and/or offset any potential cash payments Amkor is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per share of Amkor’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Amkor’s common stock and/or purchase shares of Amkor’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Amkor’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Amkor’s common stock and/or purchasing or selling Amkor’s common stock or other securities of Amkor in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so (x) during any observation period related to a conversion of notes or following any repurchase of notes by Amkor in connection with any redemption or fundamental change, (y) following any repurchase of the notes by Amkor other than in connection with any redemption or fundamental change if Amkor elects to unwind a corresponding portion of the capped call transactions in connection with such repurchase and (z) if Amkor otherwise unwinds all or a portion of the capped call transactions). This activity could also cause or avoid an increase or decrease in the market price of Amkor’s common stock or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes, the guarantees and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Amkor Technology, Inc.

Amkor Technology, Inc. (Nasdaq: AMKR) is the world’s largest U.S. headquartered OSAT and is a global leader in outsourced semiconductor packaging and test services. With a strong track record of innovation, a broad and diverse geographic footprint and solid partnerships with lead customers, Amkor delivers high-quality solutions that enable the world’s leading semiconductor and electronics companies to bring advanced technologies to market. The company’s comprehensive portfolio includes advanced packaging, wafer-level processing, and system-in-package solutions targeting applications for smartphones, data centers, artificial intelligence, automobiles and wearables.

Forward-Looking Statement Disclaimer

This press release includes forward-looking statements, including statements regarding the anticipated terms of the notes being offered, the completion, timing and size of the proposed offering, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the capped call transactions described above. Forward-looking statements represent Amkor’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Amkor’s common stock and risks relating to Amkor’s business, including those described in periodic reports that Amkor files from time to time with the Securities and Exchange Commission. Amkor may not consummate the proposed offering described in this press release and, if the proposed offering is consummated, cannot provide any assurances regarding the final terms of the offering or the notes or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and Amkor does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information

Investor Relations
Jennifer Jue
Vice President, Investor Relations
480-786-7594
jennifer.jue@amkor.com